sTec, Inc. Acquisition
FAQs

Acquisition
Q1:	What is being announced today?
A1: Q2: A2: Q3: A3:
Western Digital Corporation (WDC) has entered into a definitive merger agreement with sTec, Inc., an early innovator in enterprise solid-state drive (SSD) solutions. As a result of the transaction under the merger agreement, sTec, Inc. will be acquired by HGST, a wholly owned subsidiary of WDC, for approximately $340 million in cash, which equates to $6.85 per share. This represents
approximately $207 million in Enterprise Value, net of sTec’s cash as of March 31, 2013.
When does HGST expect the deal to close?
The merger transaction, which is subject to customary regulatory reviews, is expected to close in the third or fourth calendar quarter of 2013.
What is the strategic rationale of the acquisition?
The sTec acquisition is part of Western Digital’s strategy to capitalize on the dramatic changes within the storage industry by investing in SSDs and other high-growth storage products. The sTec acquisition enables HGST to accelerate its participation in the rapidly-growing areas of enterprise SSDs. sTec has strong
engineering talent and intellectual property that will complement
HGST technical expertise and capabilities.

Q4: Does the acquisition require regulatory approval? Has MOFCOM approved this acquisition?

A4: Q5: A5: Q6: A6: Q7: A7: Q8: A8: Q9: A9: Q10: A10: Q11: A11: Q12:
Yes, the sTec acquisition is subject to certain customary regulatory reviews and approvals. A MOFCOM filing is not required. We intend to work cooperatively with the regulators to obtain regulatory clearance as soon as possible.
Will Mark Moshayedi and Manouch Moshayedi, or any former sTec executives, be involved post-closing?
Mark Moshayedi and Manouch Moshayedi will have no ongoing role with the company, but we will work closely with them to ensure a smooth transition. The specific post-close organization structure will be determined as part of the integration planning process.
Does WDC inherit any liability exposure associated with Manouch Moshayedi’s dealings with the SEC?
As a former officer of sTec, Manouch Moshayedi has an indemnification agreement with sTec. Under this agreement, STec is advancing Manouch Moshayedi’s legal fees in the pending SEC action, and these payments will continue to be made after the transaction closes for the duration of the SEC action. At the same time, WDC and Manouch Moshayedi have separately agreed that, for any liability resulting from the SEC action, the maximum exposure to sTec and WDC will be limited.
What are the most significant challenges about the eventual integration of sTec into the HGST organization?
Our highest priority upon acquisition will be to capitalize on and retain the outstanding talent in the sTec organization and successfully integrate these professionals into the HGST SSD team.
Does the sTec acquisition complete the HGST SSD portfolio or are there other building blocks likely?
WDC is focused on executing our growth strategy and capitalizing on the many opportunities within the storage industry. M&A will be important as we look to expand our participation in cloud storage, solid state storage, Connected Life and other high-growth areas. We will continue to look for opportunities to accelerate technology innovation and product development efforts in order to better meet our customers’ needs and demands.
Will this acquisition accelerate HGST’s entry into the PCIe market? Are there strong PCIe assets being acquired?
As previously stated, HGST intends to participate in the PCIe segment of the enterprise SSD space. sTec has developed SSD products with a broad set of interfaces. The combined experience and talent of the engineering teams will strengthen our technical capabilities to enable a broad SSD solutions portfolio in support of our customers’ expanding needs.
How many patents are being acquired?
STec currently has approximately 55 issued patents and 78 patent applications pending. All of these patent rights are included in the transaction.
Is this deal changing the Western Digital business model?
No. The acquisition augments HGST’s solid state capabilities, but does not change the Western Digital business model.
Will Western Digital be able to stay at $550m per quarter for operating expenses?

A12: Western Digital’s 10-12% OPEX to revenue target business model remains unchanged. sTec is an ongoing business; while efficiency synergies have been identified that can be achieved with the HGST organization, there will be opex incremental to the approximate $550 million WDC quarterly opex run rate. The latter amount was established for the two drive subsidiaries at the time of the HGST acquisition by WDC.
Q13: A13: Q14: A14: Q15: A15: Q16: A16: Q17: A17: Q18: A18:
When will this deal be accretive?
We expect to achieve accretion within 12 months after we close the transaction.
Will Western Digital receive sTec’s cash?
Yes, as part of the acquisition.
Is Western Digital interested in exploring a deeper NAND relationship in the future?
We are excited about the sTec acquisition, as the transaction fits well with our strategy to invest in SSDs and other growth areas. We will continue to look for opportunities to grow in this area.
What are the anticipated benefits and synergies that can be gained by this acquisition?
The sTec acquisition enables a broader participation in the rapidly growing area of enterprise SSDs. sTec has strong engineering talent and intellectual property that will complement HGST’s technical expertise and capabilities. We are continuing to assess the benefits and possible financial synergies as a result of the acquisition.
How does the acquisition complement HGST’s technology?
The acquisition will complement HGST’s technology position and IP portfolio. It will also bring valuable engineering and design resources that will allow us to accelerate our efforts across a broader portfolio of
SSD products.
Does this focus on SSDs mean that WDC and HGST see more opportunity in flash solutions than in traditional
HDDs?
SSDs represent a large, exciting growth area for HGST. However, HGST believes both SSDs and HDDs have a growing future in tiered storage for the datacenter. HDDs will remain the storage vehicle of choice for the bulk of data, storing 75% of all data, either in the cloud or locally, by 2020. SSDs are well-suited for datacenter applications and workloads – those involving highest I/O transactions and supporting applications such as cloud services, database workloads, and big-data analytics.

Products and Strategy

Q19: A19: Q20: Q20:
How much overlap is there in the enterprise SSD space between sTec’s solutions and HGST’s offerings?
sTec and HGST product offerings are largely complementary. sTec has developed SSD products with a broad set of interfaces, while HGST has a successful product line that has been developed in partnership with Intel
Corp.
Will HGST continue to support the sTec product line?
HGST will continue to support existing sTec products and collaborate with its customers to understand their future requirements. There will be no change to sTec product availability through the close of the acquisition. Upon close, we will evaluate programs on a case-by-case basis to determine the go-forward strategy.

Q21:What impact does this announcement have, if any, on WD’s SSD business and the SSD choices now being offered customers by the two subsidiaries? A21: Partnerships

The sTec acquisition, which is focused on enterprise-class SSDs, does not directly impact WD. We are continuing to comply with the MOFCOM hold-separate order with regard to HGST and WD. WD is building the products and relationships that will sustain its success in the market. WD recently announced its relationship with SanDisk for Solid State Hybrid Drives (SSHDs). These products are in qualification at a number of WD’s strategic OEM customers.

Q22: A22: Organization
What does the STec acquisition mean to HGST’s current relationship with Intel?
HGST remains committed to our highly successful joint development program with Intel Corp. and will continue to deliver current and future SAS-based SSD products with Intel.

Q23: A23:
Who will be running the combined SSD business at HGST?
HGST CTO Steven Campbell will oversee the integration process upon close of the sTec acquisition. The specific post-close organization structure will be determined as part of the integration planning process.

Forward Looking Statements

These FAQs contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning benefits expected from the sTec acquisition, the expected timing of the completion of the transaction and management’s anticipated plans and strategies for the sTec business. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including failure to consummate or delay in consummating the transaction; the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, technology, research and development capabilities, infrastructure and employees of HGST and sTec; the impact of continued uncertainty and volatility in global economic conditions; actions by competitors; business conditions and growth in the various hard drive markets; and other risks and uncertainties listed in Western Digital’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s recent Form 10-Q filed with the SEC on May 3, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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